As filed with the Securities and Exchange Commission on September 4, 2003
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BORLAND SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2895440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 ENTERPRISE WAY
SCOTTS VALLEY, CALIFORNIA 95066-3249
(Address of principal executive offices) (Zip Code)

Borland Software Corporation 2002 Stock Incentive Plan
Borland Software Corporation 1999 Employee Stock Purchase Plan
(Full title of the Plan(s))

Keith E. Gottfried, Esq.
Senior Vice President-Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer
Borland Software Corporation
100 Enterprise Way
Scotts Valley, California 95066-3249
(Name and address of agent for service)

(831) 431-1000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee

Common Stock, par value $0.01 per share	3,400,000 shares	$10.11	$34,374,000.00	$2,780.86

(1)

This Registration Statement shall also cover (i) the associated purchase rights relating to the Registrant’s Series D Junior Participating Preferred Stock under the Stockholder Rights Plan, dated October 26, 2001 attributable to these registered shares and (ii) pursuant to Rule 416(a), any additional shares of the Registrant’s Common Stock that may become issuable under the Borland Software Corporation 2002 Stock Incentive Plan and the Borland Software Corporation 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on September 3, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

           Borland Software Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 28, 2003, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003 filed with the Commission on May 14, 2003 and August 14, 2003, respectively;

(c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2003, January 9, 2003, January 13, 2003, January 16, 2003, January 21, 2003, February 10, 2003, April 10, 2003, April 29, 2003, May 6, 2003, June 19, July 11 and August 7, 2003 (exclusive of any and all information in such reports furnished pursuant to Item 9 or Item 12 of Form 8-K); and

(d)

The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 10 filed with the Commission on July 29, 1987, and any other amendments or reports filed for the purpose of updating such description.

           All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

           Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

           The Registrant has adopted provisions in its Restated Certificate of Incorporation, which provide that each person who is or was a director or officer of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the fullest extent authorized by the DGCL. The By-Laws of the Registrant provide that the Registrant, to the maximum extent permitted by the DGCL, shall indemnify its officers and directors, and shall have the power to indemnify any of its agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship and, to the maximum extent permitted by law, the Registrant shall have the power to advance the indemnified party’s defense expenses in any such proceeding.

           The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

           The Registrant’s Board of Directors has approved, and the Registrant has entered into, certain agreements (the “Indemnification Agreements”) with its directors and certain of its officers. In addition, the Board has authorized the Registrant to enter into similar agreements with future directors and officers and has declared it the policy of the Registrant to enter into such agreements.

           Each Indemnification Agreement provides, in effect, that the Registrant shall indemnify the director or officer whenever the Registrant is legally permitted to do so. Directors and officers must be found to have met the relevant standards of conduct to be entitled to indemnification. If, pursuant to the Indemnification Agreements or otherwise, the Registrant is required to make payments in respect of its indemnification obligations in excess of or not covered by the Registrant’s officers’ and directors’ liability insurance, such payments could materially adversely affect the Registrant.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit

3.1

Restated Certificate of Incorporation of Borland Software Corporation (previously filed with the Commission on March 29, 2002 as an exhibit to Borland's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.2

Amended and Restated Bylaws (previously filed with the Commission on May 14, 2003 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.1

Stockholder Rights Agreement, dated as of October 26, 2001, between Borland Software Corporation and Mellon Investor Services, L.L.C. (previously filed with the Commission on October 31, 2001 as an exhibit to Borland’s Registration Statement on Form 8A and incorporated herein by reference).

4.2

Specimen Stock Certificate of Borland Software Corporation (previously filed with the Commission on May 13, 2002 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2002 and incorporated herein by reference).

4.3

Preferred Stock Purchase Agreement between Borland Software Corporation and Microsoft Corporation, dated as of June 7, 1999 (previously filed with the Commission on July 6, 1999 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

4.4

Investor Rights Agreement between Borland Software Corporation and Microsoft Corporation, dated as of June 7, 1999 (previously filed with the Commission on July 6, 1999 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

4.5

Stockholder Lock-up Agreement between Borland Software Corporation and Object International, Inc., dated as of January 14, 2003 (previously filed with the Commission on March 28, 2003 as an exhibit to Borland’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.6

Stockholder Lock-up Agreement between Borland Software Corporation and Dietrich Charisius, dated as of January 14, 2003 (previously filed with the Commission on March 28, 2003 as an exhibit to Borland’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

5.1	Opinion of Cooley Godward LLP. *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. *

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on page II-5 of this Registration Statement.

99.1	2002 Stock Incentive Plan, as amended (previously filed with the Commission on April 30, 2003 as an appendix to Borland’s Definitive Proxy Statement and incorporated herein by reference).

99.2	1999 Employee Stock Purchase Plan, as amended (previously filed with the Commission on April 30, 2003 as an appendix to Borland’s Definitive Proxy Statement and incorporated herein by reference).

________________ * Filed herewith.

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California on this 4th day of September, 2003.

BORLAND SOFTWARE CORPORATION

By:	/s/ Keith E. Gottfried

Keith E. Gottfried Senior Vice President–Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Borland Software Corporation, a Delaware corporation, do hereby constitute and appoint Keith E. Gottfried, Senior Vice President—Law and Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer, and Kenneth R. Hahn, Senior Vice President and Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their or his substitutes or substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 3, 2003.

Signature	Title

/s/ DALE L. FULLER	President, Chief Executive Officer and Director (Principal Executive Officer)

Dale L. Fuller

/s/ KENNETH R. HAHN	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Kenneth R. Hahn

Signature	Title

/s/ WILLIAM F. MILLER	Chairman of the Board and Director

William F. Miller

/s/ ROBERT H. KOHN	Vice Chairman of the Board and Director

Robert H. Kohn

/s/ ROBERT DICKERSON	Director

Robert Dickerson

/s/ WILLIAM K. HOOPER	Director

William K. Hooper

/s/ CHARLES J. ROBEL	Director

Charles J. Robel

/s/ LAURA S. UNGER	Director

Laura S. Unger

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1

Restated Certificate of Incorporation of Borland Software Corporation (previously filed with the Commission on March 29, 2002 as an exhibit to Borland's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.2

Amended and Restated Bylaws (previously filed with the Commission on May 14, 2003 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.1

Stockholder Rights Agreement, dated as of October 26, 2001, between Borland Software Corporation and Mellon Investor Services, L.L.C. (previously filed with the Commission on October 31, 2001 as an exhibit to Borland’s Registration Statement on Form 8A and incorporated herein by reference).

4.2

Specimen Stock Certificate of Borland Software Corporation (previously filed with the Commission on May 13, 2002 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2002 and incorporated herein by reference).

4.3

Preferred Stock Purchase Agreement between Borland Software Corporation and Microsoft Corporation, dated as of June 7, 1999 (previously filed with the Commission on July 6, 1999 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

4.4

Investor Rights Agreement between Borland Software Corporation and Microsoft Corporation, dated as of June 7, 1999 (previously filed with the Commission on July 6, 1999 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

4.5

Stockholder Lock-up Agreement between Borland Software Corporation and Object International, Inc., dated as of January 14, 2003 (previously filed with the Commission on March 28, 2003 as an exhibit to Borland’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

4.6

Stockholder Lock-up Agreement between Borland Software Corporation and Dietrich Charisius, dated as of January 14, 2003 (previously filed with the Commission on March 28, 2003 as an exhibit to Borland’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

5.1	Opinion of Cooley Godward LLP. *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. *

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on page II-5 of this Registration Statement.

99.1	2002 Stock Incentive Plan, as amended (previously filed with the Commission on April 30, 2003 as an appendix to Borland’s Definitive Proxy Statement and incorporated herein by reference).

99.2	1999 Employee Stock Purchase Plan, as amended (previously filed with the Commission on April 30, 2003 as an appendix to Borland’s Definitive Proxy Statement and incorporated herein by reference).

________________ * Filed herewith.